UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2015

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PROPELL TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-53488	26-1856569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1701 Commerce Street, 2nd Floor, Houston, Texas 77002
(Address of Principal Executive Office) (Zip Code)

(713) 227-0480

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On February 19, 2015, Propell Technologies Group, Inc. (the “Company”) entered into a Series C Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Ervington Investment Limited, an entity organized under the laws of the Republic of Cyprus (“Ervington”), and closed the first tranche of a private placement offering under the Purchase Agreement, raising $5,000,000 in gross proceeds from the sale of 1,525,424 shares of its Series C Preferred Stock (“Series C Preferred”) at a purchase price of $3.277777778 per share. The Company has agreed to use the net proceeds of this offering for research and development, commercialization of new products, sales and marketing, repayment of debt, accounts payable and administrative expenses. The Purchase Agreement also provides, subject to the conditions set forth therein, for the sale by the Company to Ervington of an additional 2,974,576 shares of Series C Preferred for an additional gross proceeds to the Company of $9,750,000. The proceeds of the second closing are to be used for the acquisition, enhancement and maintenance of an oil field for deployment of the Company’s technology.

In connection with the Purchase Agreement, the Company also entered into an Investors’ Rights Agreement with Ervington the “Investors’ Rights Agreement”. The Investors’ Rights’ Agreement provides that the Holders (as defined in the Investors’ Rights Agreement) of a majority of the outstanding Registrable Securities (defined therein as the shares of common stock and Series A-1 Preferred Stock issued pursuant to the Secondary Stock Purchase Agreement (as defined below), the shares of Series C Preferred issued pursuant to the Purchase Agreement and any common stock issued as dividends thereon or in exchange for such) are entitled to demand registration rights under certain circumstances and piggyback registration rights. In addition, the Investors’ Rights Agreement provides that Ervington (or its assignee) has the right to designate a person to be appointed as the Chief Executive Officer of the Company, a board observer right if a representative of Ervington or its affiliate is not a member of the Board of Directors of the Company and certain consultation rights if a representative of Ervington or its affiliate is not a member of the Board of Directors of the Company so long as it holds a majority of the Registrable Securities and at least 36,000,000 shares of common stock of the Company on an “as converted” basis. Ervington and its affiliates also have a right of first refusal to acquire their pro rata share of any New Securities (as defined in the Investors’ Rights Agreement) which the Company proposes to issue and sell.

In connection with the Purchase Agreement, Ervington also entered into a stock purchase agreement (the “Secondary Purchase Agreement”) with certain stockholders of the Company (the “Selling Stockholders”), pursuant to which the Selling Stockholders sold to Ervington an aggregate of 7,624,990 shares of common stock of the Company and 2,437,500 shares of Series A-1 Convertible Preferred Stock of the Company (representing 24,375,000shares of common stock of the Company on an as converted basis) at a purchase price of $.001 per share. The Secondary Purchase Agreement also provides that the Selling Stockholders will sell to Ervington at the second closing or subsequent closings under the Purchase Agreement in the aggregate an additional 56,677,477 shares of common stock of the Company and 700,000 shares of Series A-1 Convertible Preferred Stock of the Company (representing 7,000,000 shares of common stock of the Company on an as converted basis).

The Company, the Selling Stockholders and Ervington have also entered into a Stockholders Agreement (the “Stockholders Agreement”) providing that until a Change of Control Transaction (as defined in the Stockholders Agreement), each person a party thereto shall vote all of such person’s shares of common stock of the Company in favor of the designees appointed by Ervington and two additional directors appointed by two of the Selling Stockholders and Ervington agreed to vote its shares in favor of the two designees appointed by the two Selling Stockholders provided that the certain Selling Stockholders continue to own a certain threshold number of shares of our common stock or preferred stock convertible into our common stock. In addition, the Selling Stockholders granted Ervington certain drag along rights in the event of a Change of Control Transaction (as defined in the Stockholders Agreement) and Ervington and its affiliates were granted certain rights of first refusal.

In addition, as a condition to the consummation of the Series C Preferred Stock Purchase Agreement, the Company filed a Certificate of Designations to its Certificate of Incorporation with the Secretary of State of the State of Delaware setting forth the rights, preferences and privileges of the Series C Preferred Stock (the “Certificate of Designations,” see Item 5.03) the Bylaws of the Company were amended and restated and Ivan Persiyanov entered into Indemnification Agreements with the Company.

The foregoing descriptions of the Certificate of Designations of the Series C Preferred, the Amended and Restated Bylaws, the Investors’ Rights Agreement, the Purchase Agreement, the Stockholders Agreement, the Indemnification Agreement, and the Secondary Purchase Agreement are qualified in their entirety by reference to the full text of the Certificate of Designations, the Amended and Restated Bylaws, the Investors’ Rights Agreement, the Purchase Agreement, the Stockholders Agreement the Indemnification Agreement, the Secondary Purchase Agreement copies of each of which are attached as Items 3.1, 3.2, 4.1, 10.1, 10.2, 10.3, and 99.1, respectively.

Item 3.02   Unregistered Sales of Equity Securities.

The shares of Series C Preferred and common stock sold in the transaction were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investor acknowledge it received restricted securities and the certificates evidencing such securities contain a legend stating the same.

Item 5.02.  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the terms of the Certificate of Designations, Ervington appointed Ivan Persiyanov to serve as a director of the Company, holding two board votes. In addition, James Fuller, Mark Kalow and Dan Steffens resigned from the Board of Directors effective upon the closing.

Mr. Persiyanov currently serves as an investment director at Millhouse LLC, responsible for originating and leading the execution of private equity and venture capital projects in robotics, oil service and other industries. From July 2008 until joining Millhouse in April 2014, Mr. Persiyanov served as an investment director of Rusnano OJSC, responsible for originating and leading the execution of private equity and venture capital projects in chemical, construction materials, alternative energy and other industries. Prior to joining Rusnano OJSC, Mr. Persiyanov served as a consultant to Ernst & Young, a manager at GE Money Bank and a senior analyst at Citibank. Mr. Persiyanov has a Master in Finance degree from the New Economic School and a mathematics degree from Moscow State University. Mr. Persiyanov currently serves as a director of Georezonans LLC, a methane degassing service company and served as a director of Optogan CJSC from June 2013 until June 2014, Beneq Oy from July 2013 until April 2014 and LED, Microsensor Nt LLC from July 2013 until April 2014.

Item 5.03   Amendments to Articles of Incorporation or Bylaws

On February 18, 2015, the Company filed the Certificate of Designations to its Certificate of Incorporation with the Secretary of State of the State of Delaware setting forth the rights, and privileges of the Series C Preferred Stock. In addition the Company also adopted Amended and Restated Bylaws. The following is a summary of material provisions of the Series C Preferred Stock as set forth in the Certificate of Designations.

Dividends

The Series C Preferred accrue dividends at the rate per annum equal to 4% of the stated price (which initially is $3.277777778) payable annually in arrears on December 31 of each year. The dividends are in preference and priority to any payment of any dividend on the Company’s common stock, or any other class of preferred stock. The holders of the Series C Preferred Stock are entitled to receive dividends ratably with the declaration or payment of dividends on the common stock on an as converted basis.  Dividends are cumulative.

Conversion

Subject to adjustment, each share of Series C Preferred Stock is currently convertible at the option of the holder into 26.67 shares of Common Stock.  Each share of Series C Preferred Stock is convertible into shares of common stock at the option of the holder at any time at a conversion price per share equal to the sum of the stated price divided by the conversion price, subject to adjustment as described below. The initial conversion price is equal to $0.12291667, the stated value.

Liquidation

In the event of a liquidation, dissolution or winding up of the Company and other liquidation events (as defined in the Certificate of Designations), holders of Series C Preferred Stock are entitled to receive from proceeds remaining after distribution to the Company’s creditors and prior to the distribution to holders of Common Stock or any other class of preferred stock the (x) Stated Value (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) held by such holder and (y) all accrued but unpaid dividends on such shares.

Anti-Dilution

The Series C Preferred Stock is entitled to certain weighted average anti-dilution protection as specified in the Certificate of Designations.

Voting

Except as otherwise required by law and except as set forth below, holders of Series C Preferred Stock will, on an as-converted basis, vote together with the Common Stock as a single class.  Upon the issuance of at least 1,500,000 shares of Series C Preferred Stock the holders of the Series C Preferred Stock as a class are entitled to elect either two directors holding one vote or one director holding two votes. Upon the issuance of an aggregate of 4,500,000 shares of Series C Preferred Stock, the holders of the Series C Preferred Stock are entitled to elect either three directors holding one vote each, one director holding three votes or two directors, or one director holding two votes and another director holding one vote.

The approval by holders of a majority of the Series C Preferred Stock, voting separately as a class, will be required for the (i) merger, sale of substantially all of the assets of the Company or recapitalization, reorganization, liquidation, dissolution or winding up of the Company, (ii) redeemed or acquire shares of the Company’s common stock other than in limited circumstances, (iii) declare or pay a dividend or distribution with respect to the Company’s capital stock, (iv) make any loan or advance, (v) amend the Certificate of Incorporation or Bylaws (vi) authorize or create any new class or series of equity security, (vii) increase the number of authorized shares for issuance under any existing stock or option plan, (viii) materially change the nature of the business (ix) incur any indebtedness, (x) engage in or make investments not authorized by the Board of Directors, (xi) acquire or divest a material amount of assets (xii) sell, assign, license, pledge or encumber material technology or intellectual property of the Company, (xiii) enter into any corporate strategic relationship involving payment, contribution or assignment by the Company or to the Company of any assets.

Item 9.01.           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Name of Exhibit

3.1	Certificate of Designations for Series C Preferred Stock
3.2	Amended and Restated Bylaws
4.1	Investors’ Rights Agreement
10.1	Series C Preferred Stock Purchase Agreement
10.2	Stockholders Agreement
10.3	Indemnification Agreement
99.1	Secondary Stock Purchase Agreement
99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPELL TECHNOLOGIES GROUP, INC.

By:	/s/ John W. Huemoeller
Name:	John W. Huemoeller
Title:	Chief Executive Officer

Date:  February 19, 2015